Filed Pursuant to Rule 424(b)(3)
Registration No. 333-165643

SUPPLEMENT NO. 7 DATED JULY 1, 2011

TO THE PROSPECTUS DATED DECEMBER 10, 2010

This document supplements, and should be read in conjunction with, the prospectus of Carter Validus Mission Critical REIT, Inc., dated December 10, 2010, Supplement No. 1 dated January 5, 2011, Supplement No. 2 dated April 4, 2011, Supplement No. 3 dated April 27, 201l, Supplement No. 4 dated April 29, 2011, Supplement No. 5 dated May 6, 2011 and Supplement No. 6 dated May 11, 2011. Unless otherwise defined in this prospectus supplement, capitalized terms used in this prospectus supplement shall have the same meanings as set forth in the prospectus.

The purpose of this prospectus supplement is to describe the following:

(1)	the status of the offering of shares of common stock of Carter Validus Mission Critical REIT, Inc.;
(2)	an update to our previously disclosed potential acquisition;
(3)	clarification of certain terms of the offering;
(4)	an update to the management of the advisor;
(5)	an update to investor qualifications for residents of California; and
(6)	a revised form of Subscription Agreement.

Status of Our Public Offering

We commenced our initial public offering of 175,000,000 shares of common stock on December 10, 2010. Of these shares, we are offering 150,000,000 shares in a primary offering and 25,000,000 shares pursuant to our distribution reinvestment plan. As of June 30, 2011, we had accepted investors’ subscriptions for and issued 667,976 shares of our common stock in the offering, resulting in our receipt of gross proceeds of $6,661,892. In addition, we have special escrow requirements for subscriptions from residents of Pennsylvania and Tennessee, the conditions of which, to date, have not been satisfied. As of June 30, 2011, we had 174,332,024 shares of our common stock remaining in our offering.

We will offer shares of our common stock pursuant to the offering until December 10, 2012, unless all shares being offered have been sold, in which case the offering will be terminated. If all of the shares we are offering in the offering have not been sold by December 10, 2012, we may extend the offering as permitted under applicable law. In addition, at the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our distribution reinvestment plan until we have sold all shares allocated to such plan through the reinvestment of distributions, in which case participants in the plan will be notified. The offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Therefore, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate the offering at any time prior to the stated termination date.

Previously Disclosed Potential Acquisition

We previously disclosed in Supplement No. 5, dated May 6, 2011, to our prospectus dated December 10, 2010, that we entered into a purchase and sale agreement on April 28, 2011 with 3300 Essex, L.P., an unaffiliated third party (the “Seller”), for the purchase of 100% of the Seller’s interest in a 20,000 square foot data center, situated on 1.52 acres of land, located in the Dallas Fort Worth metro area, for a purchase price of $28,940,000, plus closing costs.

On June 13, 2011, we entered into a First Amendment to the Purchase and Sale Agreement (the “First Amendment”) with the Seller. The First Amendment provides us with an option to extend the closing date from June 30, 2011 to July 15, 2011, provided, however, that we must provide an additional earnest money deposit of $1,000,000, which will be applied towards the purchase price upon completion of the acquisition.

On June 27, 2011, in accordance with the First Amendment, we exercised our option to extend the closing date to July 15, 2011 and provided an additional earnest money deposit of $1,000,000, which will be applied to the purchase price upon completion of the acquisition.

Terms of the Offering

The first paragraph of the “Terms of the Offering” section on page 7 of the prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:

We are offering an aggregate of up to 150,000,000 shares of common stock in our primary offering on a “best efforts” basis at $10.00 per share. Discounts are available for certain categories of purchasers as described in the “Plan of Distribution” section of this prospectus. We also are offering up to an additional 25,000,000 shares of common stock under our distribution reinvestment plan at $9.50 per share, subject to certain limitations, as described in the “Distribution Reinvestment Plan” section of this prospectus. We will offer shares of common stock in our primary offering until the earlier of December 10, 2012, which is two years from the effective date of this offering, or the date we sell 150,000,000 shares, unless we elect to extend it to a date no later than June 8, 2014, which is 180 days following the third anniversary of the effective date of the offering. We may amend, suspend or terminate the distribution reinvestment plan at our discretion at any time upon ten days’ prior written notice to our stockholders. Additionally, we will be required to discontinue sales of shares under the distribution reinvestment plan on the earlier to occur of (a) December 10, 2012, which is two years from the effective date of this offering, and (b) the date we sell all the shares registered for sale under the distribution reinvestment plan, unless we elect to extend it to a date no later than June 8, 2014. We may sell shares under the distribution reinvestment plan beyond such time, but only if there is an effective registration statement with respect to the shares. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Therefore, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We may terminate this offering at any time prior to the stated termination date.

Management of the Advisor

The background summary of John W. McRoberts on page 78 of the prospectus is superseded and replaced in its entirety as follows:

John W. McRoberts is the President of Carter/Validus Advisors, LLC and a member of its Investment Management Committee. Mr. McRoberts has over 30 years of experience in financing, acquiring, and disposing of healthcare-related, income-producing real estate properties. He also has founded, acquired, expanded and/or monetized several healthcare businesses, including a healthcare REIT, an inpatient rehabilitation and long-term acute care hospital company, and a home health and hospice company. Mr. McRoberts was a co-founder, President and Chief Executive Officer of Capstone Capital Corporation (“Capstone”), a Birmingham, Alabama-based, publicly-traded healthcare REIT that was sold to Healthcare Realty Trust, Inc. in 1998.

After Capstone, Mr. McRoberts founded Forsite, LLC, a communications tower company that was sold to Allied Capital (NYSE: ALD) in November 2005. In 2001 Mr. McRoberts co-founded Canongate Partners, a private consulting firm focused on the healthcare industry. In 2001, Mr. McRoberts became a co-investor, and in 2003 became President and CEO, of Greystone Ventures, Inc. (formerly known as MeadowBrook Healthcare, Inc.), a private company that purchased and successfully restructured the operations of four under-performing hospitals subsequently sold in a combined transaction in July 2005 to RehabCare Group (NYSE: RHB) (the operations) and to SunTrust Corp (NYSE: STI) (the real estate). In April 2007, Mr. McRoberts acquired a controlling interest in Care First, Inc., a private Birmingham, Alabama-based provider of home health and hospice services, where he currently serves on the board of directors.

Prior to his affiliation with Capstone, Mr. McRoberts spent 16 years with AmSouth Bank (now Regions Corp) in Birmingham, Alabama, where he served in several management capacities related to general commercial lending, including serving as the head general corporate banking in the greater Birmingham area, as well as head of communications lending and head of healthcare lending. Mr. McRoberts holds both a Bachelor’s Degree in Business and a Master of Arts in Finance from The University of Alabama.

Investor Suitability Standards

The last paragraph on page (i) of the prospectus regarding investor suitability standards in California, and all similar discussions appearing throughout the prospectus, are superseded in their entirety as follows:

Investors must have (1) a minimum net worth of at least $100,000 and a minimum gross annual income of not less than $75,000 or (2) a liquid net worth of at least $250,000. In addition, the investment may not exceed ten percent (10%) of the investor’s net worth; provided, however, that such suitability standards shall not be applicable to an individual (or a husband and wife) who, including the proposed purchase, has not purchased more than $2,500 worth of securities issued, or proposed to be issued, by us within the past 12 months preceding the date of the proposed sale.

Revised Subscription Agreement

A revised form of our Subscription Agreement is attached as Appendix C to this prospectus supplement and supersedes and replaces the Subscription Agreement included as Appendix C to our prospectus.

1.    Investment

Amount of Subscription:	State of Sale:

Minimum Additional Investment is $2,000 ($2,500 – New York & Tennessee)		Shares are being purchased net of commissions
Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

2. Account Type – Check One Box Only
Non-Qualified Registration Types		Qualified Registration Types
❒ Individual (If TOD, attach application)	❒ UGMA: State of	❒ Traditional (Individual) IRA	❒ SEP IRA
❒ Joint Tenant* (If TOD attach application)	❒ UTMA: State of	❒ Simple IRA	❒ ROTH IRA
❒ Tenants in Common*	❒ Corporation or Partnership**	❒ Beneficial IRA
❒ Community Property*	❒ Non-Profit Organization**	as Beneficiary for:
❒ Trust**	❒ Other (Specify)	❒ Profit Sharing Plan**	❒ Pension Plan**
❒ KEOGH Plan**

* All parties must sign.

**    Please attach pages of trust/plan document (or corporate resolution) which lists the names of trust/plan, trustees, signatures and date. The Certification of Investment Powers for Trust Accounts form may be completed in lieu of providing trust documents.

3. Investor Information – SSN or TIN Required

Investor #1 Name:	SSN/Tax ID:		DOB:

Investor #2 Name:	SSN/Tax ID:		DOB:

Street Address:

City:	State:	Zip Code:

Optional

Mailing Address:

City:	State:	Zip Code:

Phone (day):	Phone (evening):

E-mail:

❒ US Citizen	❒ US Citizen residing outside the US

❒ Foreign citizen, country:	❒ Check here if you are subject to backup withholding

4. Investment Title – SSN or TIN Required

Please print names in which shares of common stock are to be registered. Include trust name if applicable. If IRA or qualified plan, include both custodian and investor names and Tax ID Numbers. If same as above, write “Same.”

Title Line 1:

Title Line 2:

Primary SSN/TIN:	Secondary SSN/TIN:

Over please

5. Custodian/Trustee Information

Trustee Name:

Trustee Address 1:

Trustee Address 2:

Trustee City:	State:	Zip Code:

Trustee Telephone Number:	Trustee Tax Identification Number:

Investor’s Account Number with Trustee:

Important Note About Proxy Voting: By signing this subscription agreement, Custodian/Trustee authorizes the investor to vote the number of shares of common stock of Carter Validus Mission Critical REIT, Inc. that are beneficially owned by the investor as reflected on the records of Carter Validus Mission Critical REIT, Inc. as of the applicable record date at any meeting of the stockholders of Carter Validus Mission Critical REIT, Inc. This authorization shall remain in place until revoked in writing by Custodian/Trustee. Carter Validus Mission Critical REIT, Inc. is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

6. Distribution Information (Choose one or more of the following options)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%. If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3. IRA accounts may not direct distributions without the custodian’s approval.

If you elect to participate in the Dividend Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current prospectus, you will promptly provide written notification to: Carter Validus Mission Critical REIT, Inc., c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105.

% of Distribution

❒ I prefer to participate in the Dividend Reinvestment Plan, as described in the Prospectus
❒ Send distributions via check to investor’s home address (or for Qualified Plans to the address listed in Section 5)
❒ Send distributions via check to the alternate payee listed here (not available for Qualified Plans without custodial approval)

Name:

Address:

City:	State:	Zip Code:

Account Number:

❒ Direct Deposit (Attach Voided Check) I authorize Carter Validus Mission Critical REIT, Inc. or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify Carter Validus Mission Critical REIT, Inc. in writing to cancel it. In the event that Carter Validus Mission Critical REIT, Inc. deposits funds erroneously into my account, Carter Validus Mission Critical REIT, Inc. is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name:		% of Distribution

ABA / Routing Number:	Account Number:	❒ Checking	❒ Savings

7. Broker-Dealer and Registered Representative Information

Broker-Dealer Name:

Representative Name:	Rep Number:

Representative’s Firm Name:	Branch ID:

Representative’s Address:

Representative’s City:	State:	Zip Code:

Representative’s Phone:	Representative’s Fax Number:

Representative’s E-mail Address:

This Subscription was made as follows:

❒ Through a participating Broker-Dealer	❒ Through a participating RIA* unaffiliated with a participating Broker-Dealer
* A participating RIA is a RIA who has entered into a Selected Advisor Agreement

Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to Carter Validus Mission Critical REIT, Inc. that I have reasonable grounds for believing that the purchase of the Shares by the Subscriber is a suitable and appropriate investment for this Subscriber.

Signature of Financial Representative:	Date:

(If required by Broker-Dealer) Branch Manager Signature:	Date:

8. Electronic Delivery (Optional)

Instead of receiving paper copies of this Prospectus, our Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from Carter Validus Mission Critical REIT, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify Carter Validus Mission Critical REIT, Inc. that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that Carter Validus Mission Critical REIT, Inc. send a paper copy of a particular stockholder communications to me. Carter Validus Mission Critical REIT, Inc. has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.

Signature of Investor:	Date:

Signature of Joint Investor:	Date:

E-mail:

9. Subscriber Signatures

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

❒ Owner	❒ Co-Owner	1.	I have received the final Prospectus of Carter Validus Mission Critical REIT, Inc. at least five business days before signing the Subscription Agreement.

❒ Owner	❒ Co-Owner	2.	I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

❒ Owner	❒ Co-Owner	3.	I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

❒ Owner	❒ Co-Owner	4.	I am purchasing the shares for the account referenced in Section 4.

❒ Owner	❒ Co-Owner	5.	I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

❒ Owner	❒ Co-Owner	6.	For residents of Alabama and New Jersey only: My (our) liquid worth is at least 10 times my (our) investment in this or similar programs.

❒ Owner	❒ Co-Owner	7.	For residents of California only: I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $100,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a liquid net worth of at least $250,000. In addition, my (our) investment does not exceed ten percent (10%) of my (our) net worth; provided, however, that such suitability standards shall not be applicable to an individual (or a husband and wife) who, including the proposed purchase, has not purchased more than $2,500 worth of securities issued or proposed to be issued by Carter Validus Mission Critical REIT, Inc. within the 12 months preceding the proposed sale.

❒ Owner	❒ Co-Owner	8.	If I am a Kansas or Massachusetts Investor I acknowledge that the Office of the Kansas Securities Commissioner and the Massachusetts Securities Division recommend that investors limit their aggregate investment in shares of Carter Validus Mission Critical REIT, Inc. and other similar direct participation investments to not more than 10% of their liquid net worth. For purposes of this recommendation for Kansas Investors, liquid net worth is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

			Over please

9. Subscriber Signatures, continued

❒ Owner	❒ Co-Owner	9.	For residents of Kentucky, Michigan, Pennsylvania and Tennessee only: My (our) liquid net worth is at least 10 times my (our) maximum investment in Carter Validus Mission Critical REIT, Inc.

❒ Owner	❒ Co-Owner	10.	For residents of Iowa, Maine, North Dakota, Ohio and Oregon only: My (our) investment in Carter Validus Mission Critical REIT, Inc. and all affiliates of Carter Validus Mission Critical REIT, Inc. does not exceed 10% of my (our) liquid net worth.

❒ Owner	❒ Co-Owner	11.	For residents of Nebraska only: I (we) either: (i) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $100,000 and an annual income of $70,000, or (ii) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $350,000. In addition, my (our) investment does not exceed ten percent of my (our) net worth (excluding home, home furnishings and automobiles).

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, CARTER VALIDUS MISSION CRITICAL REIT, INC. WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

Signature of Investor:	Date:
Signature of Joint Investor or, for Qualified Plans, of Trustee/Custodian:	Date:

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements. Until we have raised the minimum offering amount, you should make your check payable to “UMB Bank, N.A., as escrow agent for Carter Validus Mission Critical REIT, Inc.” Once we have raised $2,000,000 in the offering from persons who are not affiliated with us or our advisor, you should make your check payable to “Carter Validus Mission Critical REIT, Inc.” except that Pennsylvania investors should follow the instructions in the Prospectus under “Plan of Distribution – Special Notice to Pennsylvania Investors.”

Until we have raised the minimum offering amount, the Subscription Agreement, together with a check for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below.

UMB Bank, N.A., as Escrow Agent for Carter Validus Mission Critical REIT, Inc.	Payments may be wired to:
or UMB Bank, N.A., as Escrow Agent for CV REIT	UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor	1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106	Kansas City, MO 64106
Attention: Corporate Trust Department	ABA #: 101000695
Toll Free: 888-292-3178	Account #: 9871916669
FAO: (Include Account Title)

Once the applicable minimum offering amount has been raised (see above), the Subscription Agreement, together with a check for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail	Overnight Mail	Payments may be wired to:
Carter Validus Mission Critical REIT, Inc. or CV REIT	Carter Validus Mission Critical REIT, Inc. or CV REIT	UMB Bank, N.A. 1010 Grand Boulevard, 4th Floor
c/o DST Systems, Inc.	c/o DST Systems, Inc.	Kansas City, MO 64106
P.O. Box 219731	430 W. 7th Street	ABA #: 101000695
Kansas City, MO 64121-9731	Kansas City, MO 64105	Account #: 9871916944
Toll Free: 888-292-3178	Toll Free: 888-292-3178	FAO: (Include Account Title)

11/10		CV0009-A

1. Investment

PLEASE NOTE: We do not accept money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash.

A minimum initial investment of $2,000 is required, except in New York and Tennessee, where the minimum investment is $2,500. In no event shall any investment be less than $100.

Until we have raised the minimum offering amount, you should make your check payable to “UMB Bank, N.A., as escrow agent for Carter Validus Mission Critical REIT, Inc.” Once we have raised $2,000,000 in the offering from persons who are not affiliated with us or our advisor, you should make your check payable to “Carter Validus Mission Critical REIT, Inc.” except that Pennsylvania investors should follow the instructions in the Prospectus under “Plan of Distribution – Special Notice to Pennsylvania Investors.”

If you would like to purchase shares in this offering at regular intervals you may be able to do so by electing to participate in the Automatic Purchase Program by completing an enrollment form that we will provide upon request. Alabama, Nebraska, Ohio and Tennessee investors are not eligible to participate in the Automatic Purchase Program.

2. Account Type – Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

3. Investor Information – SSN or TIN Required

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment. Partnerships, corporations and other organizations should include the name of an individual to whom correspondence should be addressed. Non-resident aliens must also supply IRS form W-8BEN.

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9, you are certifying that this number is correct.

4. Investment Title – SSN or TIN Required

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9, you are certifying that this number is correct.

Please print the exact name(s) in which shares are to be registered. Include the trust/entity name, if applicable. If the account is Qualified, include the names and taxpayer identification numbers of the investor and the custodian or trustee.

Over please

5.    Custodian / Trustee Information

If you wish to purchase shares through an IRA, and need an IRA account, State Street Bank has agreed to serve as IRA custodian for such purpose. Carter Validus Mission Critical REIT will pay the first-year annual IRA maintenance fees of such accounts with State Street Bank. Thereafter, investors will be responsible for the annual IRA maintenance fees. Further information about custodial services is available through your broker or our dealer manager.

Complete this section if the registered owner of the investment will be a Custodian Plan or Trust.

6.    Distribution Information (Choose one or more of the following options)

PLEASE NOTE: If you elect to participate in the Dividend Reinvestment Plan, you must agree that if at any time you cannot make the investor representations or warranties set forth in the Prospectus of the Subscription Agreement relating to such investment, you must promptly notify Carter Validus Mission Critical REIT, Inc. in writing of that fact.

Complete this section to enroll in the Dividend Reinvestment Plan, to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. You can choose to have all or a portion of your distributions reinvested through the Dividend Reinvestment Plan. You must indicate the percentage of our distribution to be applied to each option selected and the sum of the allocations must equal 100%. (If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3. IRA accounts may not direct distributions without the custodian’s approval.)

7.    Broker-Dealer and Registered Representative Information

PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must complete and sign this section of the Subscription Agreement. All Fields are Mandatory.

Required Representations: By Signing Section 7, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer that he or she:

•	has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct and complete in all respects;

•	has discussed the investor’s prospective purchase of shares with such investor;

•

has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on transfer of the shares and the risk that the investor could lose his or her entire investment in the shares;

•	has delivered to the investor the Prospectus required to be delivered in connection with this subscription;

•	has reasonable grounds to believe the investor is purchasing these shares for the account referenced in Section 4, and

•

has reasonable grounds to believe the purchase of shares is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer, (i) are duly licensed and may lawfully offer and sell the shares in the state where the investment was made and in the state designated as the investor’s legal residence in Section 3; and (ii) agree to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

8.    Electronic Delivery (Optional)

Instead of receiving paper copies of this Prospectus, our Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from Carter Validus Mission Critical REIT, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing the Subscription Agreement in section 8, you acknowledge and agree that you will not receive paper copies of any stockholder communications unless (i) you notify Carter Validus Mission Critical REIT, Inc. that you are revoking this election with respect to all stockholder communications or (ii) you specifically request that Carter Validus Mission Critical REIT, Inc. send a paper copy of a particular stockholder communications to you. Carter Validus Mission Critical REIT, Inc. has advised you that you have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. You also understand that you have the right to request a paper copy of any stockholder communication.

8.    Electronic Delivery (Optional), continued

By electing electronic delivery, you understand that you may incur certain costs associated with spending time online and downloading and printing stockholder communications and you may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to stockholder communications.

9.    Subscriber Signatures

Please separately initial each of the representations in paragraph (1) through (5). If an Alabama or New Jersey resident you must also initial paragraph (6), if a California resident you must also initial paragraph (7), if a Kansas or Massachusetts resident you must also initial paragraph (8), if a Kentucky, Michigan, Pennsylvania or Tennessee resident you must also initial paragraph (9), if an lowa, Maine, North Dakota, Ohio or Oregon resident you must also initial paragraph (10) and if a Nebraska resident you must also initial paragraph (11). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 9 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements. Until we have raised the minimum offering amount, you should make your check payable to “UMB Bank, N.A., as escrow agent for Carter Validus Mission Critical REIT, Inc.” Once we have raised $2,000,000 in the offering from persons who are not affiliated with us or our advisor, you should make your check payable to “Carter Validus Mission Critical REIT, Inc.” except that Pennsylvania investors should follow the instructions in the Prospectus under “Plan of Distribution – Special Notice to Pennsylvania Investors.”

Until we have raised the minimum offering amount, the Subscription Agreement, together with a check for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below.

UMB Bank, N.A., as Escrow Agent for Carter Validus Mission Critical REIT, Inc.	Payments may be wired to:
or UMB Bank, N.A., as Escrow Agent for CV REIT	UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor	1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106	Kansas City, MO 64106
Attention: Corporate Trust Department	ABA #: 101000695
Toll Free: 888-292-3178	Account #: 9871916669
FAO: (Include Account Title)

Once the applicable minimum offering amount has been raised (see above), the Subscription Agreement, together with a check for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail	Overnight Mail	Payments may be wired to:
Carter Validus Mission Critical REIT, Inc.	Carter Validus Mission Critical REIT, Inc.	UMB Bank, N.A.
or CV REIT	or CV REIT	1010 Grand Boulevard, 4th Floor
c/o DST Systems, Inc.	c/o DST Systems, Inc.	Kansas City, MO 64106
P.O. Box 219731	430 W. 7th Street	ABA #: 101000695
Kansas City, MO 64121-9731	Kansas City, MO 64105	Account #: 9871916944
Toll Free: 888-292-3178	Toll Free: 888-292-3178	FAO: (Include Account Title)

11/10	CV0010-A